December, 2018

Dear Friend and Supporter,

As 2019 arrives with amazing speed, I wanted to give you a snapshot of where we stand…

Mergers & Acquisitions (M&A)

Turns out we are in a very hot space. According to an industry research report[1], "…the water space is an undeniably hot space for M&A."

Our mission all year has been to assemble a package of potential acquisitions. And we are making progress: three companies have agreed to join us, with non-binding letters of intent.

But to acquire, you need funding. So, we retained TCA Capital to assist us with obtaining funding. That is a necessary step. (Of course, there is no assurance we will complete any of these acquisitions or obtain any capital.)

Stay tuned!

Modular Water Accelerates

The amazing Dan Early has figured out a way to manufacture waste water treatment plants in the factory, using tough plastic shells. They're built faster, last longer, and can cost 5% to 15% less!

Dan brought this technology, and his potential customers, to us back in June. We staffed up for the demand.

Dan got his first order within a month of starting. Then down payments on two more systems sales, for a quarter-million dollars in just three months! The first order for $60,000 is now fully commissioned and recognized as revenue, while the rest are being worked on rapidly.

A great start!



The amazing Dan Early tells us about his first installation for a craft brewery in Maine.

Modular Water Home™

Did you know that rural communities are each "their own little Flint, Michigan"? That's because of all the farm pollution — a public health disaster.

And there are more than 26 million septic systems in the U.S. Many fail, and that causes 200,000 cases of viral and bacterial illness each year, says the U.S. EPA.

We need a better way, and we can't connect all these homes to sewage plants!

Who's going to build the miles of pipe down those country roads? Not going to happen.

The answer is a compact water treatment plant in the home. And, of course, Dan Early has a design for that!

There's lots of work ahead to make Modular Water Home™ a reality. It isn't done until it's done… but think of the possibilities!


Developer Service
nest
Nest API
Nest Service
Developer products

*A Sample Use Case of a "Works with Nest" product**
"About the Nest API" https://developers.nest.com/guides/get-started

For now, we stay focused on much larger systems. For example, housing developments that can clean their own water and pay for it in as little as one year by watering the golf course – big projects like these. I'm very happy with the team's progress.

[1] *You can ask for a copy of the report by emailing us at invest@originclear.com.*

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525 S. Hewitt St., Los Angeles, CA 90013 | Phone: (323) 939-6645 | Fax: (323) 315-2300 | www.originclear.com

OriginClear

Our Own Technology

Our persistent President of Technology, "JL" Kindler, has been building up our network of licensees. Through them, we are in late-stage talks with national oil companies in at least two countries.

Our own company in China, OriginClear Technologies (Hong Kong), is now manufacturing and working at the commercial scale!

JL has built up enough of a pipeline to start returning on our investment in 2019. We are hard at work now to treat the worst water, the water that no one treats… because it's so nasty!

The Special Offering Ends Soon

You may be able to invest in OriginClear… without buying common stock.

But, that ends this month.

As you may know, we are offering a new type of preferred stock**. It offers an 8% annual dividend, and we will be required to redeem the shares by September of 2020.

In other words, repayment of the purchase price is mandatory, investors will make 8% along the way, and the repayment obligation is secured by our patent portfolio.

Here's the important part: investors will also receive, as additional consideration for the purchase of the preferred shares, significant common stock under this offering.

Only accredited investors may participate. Not sure if you're accredited? We'll help you figure that out, too.

But the chance to join in is almost over. Literally, this month!

Call us at 323-939-6645, extension 201, or email bizdev@originclear.com right now. Or, just return one of the enclosed cards.

Time is very short for this offer! You owe it to yourself to find out more about it.

Happy Holidays

May these holidays be full of cheer for you. And let's make the coming year the best ever. I am truly excited!

And thank you for all you do for us.

Your CEO,

Riggs Eckelberry
CEO, OriginClear, Inc.

* No representation is made of any Google or Nest partnership. A home device may never be built or successfully commercialized.

** Subject to the terms and conditions of the offering. This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities.

525 S. Hewitt St., Los Angeles, CA 90013 | Phone: (323) 939-6645 | Fax: (323) 315-2300 | www.originclear.com

A leading provider of water treatment solutions.